UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2012, Accuride Corporation (the “Company”) entered into an Incremental Commitment Agreement (the “Incremental Commitment Agreement”), by and among the Company, as borrower, its domestic subsidiaries, as co-borrowers, Deutsche Bank Trust Company Americas and Flagstar Bank, FSB, as incremental lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent to the Company’s ABL Credit Agreement, dated July 29, 2010 (as amended, the “ABL Facility”), by and among the Company, as borrower, its domestic subsidiaries, as co-borrowers, the lenders party thereto in their capacities as lenders thereunder, Deutsche Bank Trust Company Americas, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-collateral agents, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent and security agent.

The Incremental Commitment Agreement amends the ABL Facility by increasing the maximum commitment amount under the ABL Facility by $25 million, from $75 million to $100 million (the “Incremental Commitment”). Loans made as part of the Incremental Commitment will be treated as a single class with other loans under the ABL Facility and shall be subject to the same terms and conditions thereof in all respects.  In connection with the Incremental Commitment Agreement, each incremental lender received a fee of 0.25% of its aggregate commitment.

No amounts were drawn under the ABL Facility at the time the Company entered into the Incremental Commitment Agreement.  As of February 7, 2012, after giving effect to the Incremental Commitment and based on the monthly borrowing base calculation defined in the ABL Facility, the Company had $32.9 million outstanding under the ABL Facility, including $20.0 million of loans and $12.9 million of letters of credit, and had $61.1 million of remaining availability under the facility. Availability of funds may vary throughout the duration of the ABL Facility based on its terms.

The above summary of the Incremental Commitment Agreement is qualified in its entirety by reference to the complete terms and provisions of the Incremental Commitment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

In a press release issued on February 7, 2012, the Company announced that it had entered into the Incremental Commitment Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The above information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1           Incremental Commitment Agreement, dated February 7, 2012

99.1           Press Release, dated February 7, 2012.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	February 7, 2011	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Incremental Commitment Agreement, dated February 7, 2012
99.1	Press release, dated February 7, 2012